Exhibit 10.1

                        CONFIDENTIAL TREATMENT REQUESTED

Portions of this exhibits indicated by "[**]" have been omitted pursuant to a request for confidential treatment and such omitted portions have been filed separately with the Securities and Exchange Commission.

                                SUPPLY AGREEMENT

         This Supply Agreement (this "Agreement") is entered into as of
                                      ---------
October 27, 2007 by and between Secured Digital Applications, Inc., a Delaware corporation ("Supplier"), having its principal place of business at No. 11,
             ----------
Jalan 51A/223, 46100 Petaling Jaya, Selangor, Malaysia (telecopy no. (603) 79578310; email address: valerie.looi@digitalapps.net) and Collier Consulting Inc., a Tennessee corporation ("Buyer"), having its principal place of business
                               -------
at 2177 Covington Pike, Memphis TN 38128, USA (telecopy no. 901-373 4280; email address: rcoll91826@aol.com).

                                    RECITALS

         WHEREAS, Supplier desires to sell and Buyer desires to purchase [**] units of Supplier's EYSTAR-SOS-01 personal and vehicle tracker with the technical specifications set forth in Attachment 1 (the "Product") on the terms
                                      -----------        --------
and conditions as set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier and Buyer agree as follows:

                                      TERMS

1.       Product; Product Quantity

     1.1 Supplier agrees to sell to Buyer, and Buyer agrees to buy from Supplier, up to [**] units of the Product upon the terms set forth in this Agreement. Within 30 days of this Agreement, Buyer will order a minimum of [**] units of the Product from Supplier. Thereafter, the remaining [**] units will be purchased over a period of 10 months following the date hereof upon a mutually agreeable timeframe determined within 30 days following the date hereof.

2.       Purchase Orders; Pricing and Minimum Orders; Payment Terms; Security
         Interest

     2.1 Purchase Orders. Purchases of the Product hereunder shall be made by delivery to Supplier of Buyer's written purchase order by fax or email signed by an authorized agent of Buyer specifying in reasonable detail the quantity and delivery date of the number of units of the Product ordered. Subject to the terms of Section 2.3, Supplier shall acknowledge a purchase order within five business days of receipt of the same and shall use reasonable efforts to ship the number of units of the Product ordered to Buyer within 30 days of the Supplier's acknowledgment of Buyer's order. Partial shipment of reasonable quantities is agreed to by both parties. If the ordered quantity exceeds Supplier's inventory, Supplier shall allocate available inventory among its customers, on a basis Supplier deems equitable in its reasonable discretion.

     2.2  Pricing.  The  price  for  the  Product  is  shown  in  Attachment  2.
                                                                  --------------

     2.3 Payment Terms. The purchase price shall be paid in U.S. dollars by irrevocable letter of credit with the HSBC Bank USA, 425 Fifth Avenue, New York, NY 10018, which letter of credit shall be in form and substance satisfactory to Supplier. The letter of credit shall be established (and supplemented from time to time as necessary) in the amount of the total purchase price for orders placed with Supplier in accordance with Sections 1.1 and 2.2. Prior to making any valid purchase order with Supplier, the amount of the letter of credit must cover the full amount of such purchase order and any outstanding but unpaid purchase orders. Supplier shall have the sole right and authority to apply the letter of credit and make deductions therefrom for the payment of the purchase price for the Product simultaneous with Supplier's instructions to its manufacturer to commence the manufacture of such Product. The making of any deductions from payments by Buyer to Supplier without Supplier's prior authorization for such deduction as evidenced by a valid credit memorandum shall be grounds for immediate cessation of further shipments to Buyer and/or termination of this Agreement by Supplier without liability to Supplier therefor.

3.       Shipment Term; Acceptance and Rejection; Credits; Loss of Shipment

     3.1 Shipment Term. Supplier shall ship the Product via the shipping method, freight carrier and to the designated delivery point as designated in Buyer's purchase order. All products will be shipped Free On Board, (INCOTERMS 2000), Port of Kaohsiung, Taiwan.

     3.2 Acceptance and Rejection. Buyer shall inspect all units of the Product promptly upon receipt thereof to determine if any unit fails in any material respect to meet the specifications set forth in Attachment 1.
                                                                   -------------
          Buyer shall notify Supplier in writing within five days after receipt of any defective or damaged unit (a "Defective Unit"). Defective Units
                                              ----------------
          not rejected by Buyer within five business days after receipt by Buyer, shall be deemed accepted by Buyer. Upon notification of rejection of any Defective Unit, Supplier will replace defective or nonfunctional parts. Supplier shall issue to Buyer a Return Material
          Authorization  number  (a  "RMA")  for  any  Defective  Unit  properly
                                     -----
          rejected  pursuant  to the terms of this  Section  3.2 (a  "Rightfully
                                                    ------------      ----------
          Rejected  Unit")  within five days of  receiving  a request  therefor.
          ---------------
          Supplier shall pay all shipping and handling costs for shipment of any Rightfully Rejected Unit and any replacement thereof. This Section 3.2
                                                                     -----------
          does not apply to products damaged by the freight carrier, accident, alteration or abuse. The title and risk of loss for any Rightfully Rejected Unit or replacement thereof shall pass upon receipt thereof of a party at such party's business location. If Buyer refuses or rejects units of the Products that meet the specifications set forth in Attachment 1 and that are not defective or damaged ("Conforming
              ------------                                           -----------
          Units"),  then Buyer shall pay all  shipping  and  handling  costs for
          ------
          shipment of any Conforming Units from Buyer to Supplier and shall immediately pay to Supplier a sum equal to 20% of the purchase order price as a restocking fee. All Rightfully Rejected Units and Conforming Units returned by Buyer to Supplier shall be returned in the original packaging or in packaging adequate to protect such units.

     3.3 Credits. The amount of the credit for any returned unit of the Product shall be equal to the original purchase price charged to Buyer less any credit granted pursuant to this Agreement. Any approved credits shall first be applied by Supplier to any amounts Buyer owes to Supplier. In the event that any amount of credit remains thereafter, Supplier shall, upon Buyer's request, promptly pay to Buyer the amount of the remaining credit. Supplier shall not accept any debit memos issued to Supplier by Buyer unless expressly authorized in writing by Supplier. Buyer shall not be entitled to any credit taken pursuant to any unauthorized debit memo issued by Buyer.

     3.4 Loss of Shipment. Supplier and Buyer shall cooperate to recover lost shipment and/or insurance proceeds from carrier where applicable.

4.       Limitation of Liability and Warranty

     4.1  Limitation of Liability.  The warranty set forth in this Section 4 and
                                                                   ---------
          the obligations and liabilities hereunder are in lieu of any other expressed or implied warranties, whether written or oral, including warranties of merchantability and fitness for a particular purpose.
          The  warranty  set  forth  in this  Section  4 shall  be the  sole and
                                              ----------
          exclusive remedy of Buyer. SUPPLIER SHALL NOT BE LIABLE TO BUYER, TO ITS CUSTOMERS OR ANY OTHER PERSON FOR ANY INJURY OR DAMAGE TO PERSONS OR PROPERTY, OR FOR ANY LOSS OF OR INJURY TO BUSINESS, EARNINGS, PROFITS OR GOODWILL SUFFERED BY ANY PERSON, INCLUDING BUYER AND ITS CUSTOMERS, CAUSED DIRECTLY OR INDIRECTLY BY ANY UNITS OF THE PRODUCT PURCHASED PURSUANT TO THIS AGREEMENT. IN NO EVENT SHALL SUPPLIER BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT (INCLUDING LOST PROFITS) OR PUNITIVE DAMAGES SUFFERED BY BUYER, ITS CUSTOMERS OR ANY OTHER PARTY, EVEN IF SUPPLIER SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF THE SAME.

     4.2 Warranty. The only warranty made by Supplier with respect to the units of the Product supplied is a warranty that such units shall be in full working order and free from material defects in material, workmanship and design under normal use and service for a period of 12 months measured from the date of receipt by Buyer or its designated addressee at Buyer's or such addressee's business location as specified in a purchase order. Supplier's obligation under this warranty shall be limited to the repair or exchange at Supplier's plant of any defective parts or whole unit of the Product which, after Supplier's examination and to its satisfaction, is found to be materially defective. This warranty shall not apply to any unit of the Product which has been subject to accident, alteration or abuse or if damage is due to the acts or omissions of Buyer or any party to whom Buyer has sold or delivered such unit. The warranty does not cover expendable component parts such as media and the like. On the terms set forth in this
          Section 4.2, Supplier warrants any repair or exchange made pursuant to
          -----------
          this  Section 4.2 for the longer of three  months  following  the date
                -----------
          Supplier shipped the repaired or exchanged unit to Buyer or the party to whom Buyer has sold or delivered such unit, or the balance of the original 12-month warranty period. Buyer shall be responsible for all costs associated with de-installing defective units and installing repaired or replacement units.

     4.3 Out of Warranty. Out of warranty, defective units of the Product returned by Buyer to Supplier must be returned in the same manner described above and are subject to Supplier standard out-of-warranty terms, conditions and pricing in effect at the time of return.

     4.4 Indemnification by Buyer. Buyer shall not make any representation about the Product not authorized by Supplier. Buyer agrees to indemnify and hold Supplier and its officers, directors, employees and agents harmless from any losses, damages, costs and expenses (including attorney's fees and costs) or other liability arising from claims by any other party resulting from Buyer' representation of the Products in a manner inconsistent with Supplier Product descriptions and warranties.

5.       Sales Efforts; Technical Support and Training; Integration Services;
         Sales Data

     5.1 Sales Efforts. Buyer agrees to use its commercially reasonable efforts to sell and support the Product. Supplier will, at its own cost, provide personnel to assist Buyer to promote the Product at road shows and tradeshows that Buyer will be participating, including the National Automotive Dealers Association Convention and Expo in San Francisco, CA scheduled on February 8, 2008.

     5.2 Technical Support and Training. Supplier shall promptly answer questions and provide remote assistance (via telephone or email) to Buyer in connection with the installation, operation, maintenance and troubleshooting of the Product. Any personnel or other on-site training requested by Buyer shall be conducted at Buyer's business location in Memphis, Tennessee, USA. Supplier shall arrange to send its engineer to Memphis to assist in the installation, training and troubleshooting of the Product up to a maximum of 45 calendar days provided that such visits to Memphis shall be limited to two (2) trips per year from Supplier's home office in Malaysia. Buyer shall, at its own cost, provide local transportation and assistance to Supplier's engineer. Supplier shall bear the costs and expenses associated with such personnel and on-site training, such as salaries, airfare, living and other expenses excluding local transportation cost.

     5.3 Integration Services. Supplier shall provide to Buyer such integration service as Buyer requests. Buyer shall pay any and all costs for such services or any equipment needed therefor. In addition, Buyer shall promptly reimburse Supplier for all of Supplier's costs and expenses associated with Supplier's personnel providing such services, such as salaries and transportation, living and other expenses.

6.       Governmental Approvals

     6.1 Notification of Necessary Governmental Approvals. Buyer shall notify Supplier in writing about any franchise, consent, license, marketing right, permit, authorization, approval or other operating authority ("Governmental Approval") that from time to time may be required by
           -----------------------
          any Governmental Authority. For purposes of this Section 6.1, "Governmental Authority" means any (i) state, commonwealth, province,
          -----------------------
          territory, county, municipality, district or other jurisdiction of any nature, or any political subdivision thereof, (ii) federal, state, local, municipal or other government, or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, bureau, agency, commission, instrumentality, official, organization, body or other entity and any court, arbitrator or other tribunal).

     6.2  Supplier   Cooperation.   Supplier  shall  assist  Buyer,  at  Buyer's
          expenses, to obtain any required Governmental Approval and shall provide such assistance within 10 business days of receiving a written request therefor from Buyer. All costs and expenses associated with obtaining Governmental Approvals shall be borne by Buyer.

7.       General Provisions.

     7.1 Notices. Notices under this Agreement shall be sufficient only if personally delivered, delivered by telecopy, email, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address and telecopy number first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received five days after deposit in the U.S. mail. Notice by telecopy and by a major commercial rapid delivery courier service shall be deemed received on the next business day. All telecopy and email notices must be followed by written notice, sent within three business days.

     7.2 Non-Solicitation of Personnel. Buyer agrees not to engage in any attempt whatsoever, to hire, or to engage as independent contractors, Supplier's employees or independent contractors during the term of this Agreement and for a period of two years following expiration or termination of this Agreement except as may be mutually agreed in writing.

     7.3 Taxes, Duties and Import and Licenses. All prices described herein are exclusive of federal, state and local excise, sales, use and similar taxes. Buyer shall be solely responsible for paying any applicable federal, state, municipal or other government taxes, all custom duties, imports and similar charges and all personal property taxes assessable on the shipped products and any other taxes of any sort Buyer may be liable for. Buyer shall provide to Supplier copies of all applicable sales tax exception certificates that apply to Buyer. Buyer shall obtain, at Buyer's cost, all necessary import licenses and permits.

     7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the U.S. State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the U.S. State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the U.S. State of Colorado.

     7.5 Additional Covenants. Buyer will: (i) conduct business in a manner that will enhance the image and reputation of Supplier and the Product; (ii) comply with applicable laws and regulations and avoid deceptive, misleading, unethical or other illegal practices; (iii) make no representations, warranties or guarantees to anyone with respect to the Products that are inconsistent with those made by Supplier; and (iv) not sell the Product to any individual, corporation, entity, agency or other party residing outside the USA or to any individual, corporation, entity, agency or other party for sale, distribution, transfer, export or other disposition outside the USA.

     7.6 Publicity. The terms of this Agreement shall be treated by Buyer and by Supplier as each treats its own confidential information and no press release or other like publicity regarding this Agreement may be made without the other party's approval, which approval will not be unreasonably withheld or delayed, except as required by law or legal process.

     7.7 Proprietary Rights. Supplier shall retain all of its rights or title to and ownership of all copyrights, trademarks, trace secrets, patents, mask works and all other intellectual property embodied in the Product including any improvements or enhancements to the Product. Buyer has no right, title or interest in the Product or any intellectual property relating to the Product and shall not copy, reproduce, reverse engineer, decompile, disassemble or otherwise use, in whole or in part, the Product. All units of the Product sold by Buyer shall be distributed only in the form shipped by Supplier, and Buyer shall not alter, modify or change the Product. Notwithstanding the foregoing, solely for purposes of carrying out its rights and obligations under this Agreement, Supplier grants to Buyer a limited, non-exclusive, non-transferable, revocable license to sell the Product, including all intellectual property contained therein.

     7.8 Force Majeure. Supplier shall not be liable to Buyer for Supplier's failure to perform any of its obligations hereunder during any period in which such performance is delayed by circumstances beyond its reasonable control, including, but not limited to earthquake, fire, flood, war, embargo, strike, riot, inability to secure materials or transportation facilities, or the intervention of any Government Authority.

     7.9 Severability. In the event that any provision of this Agreement, or the application of such provision to any party hereto or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to any party hereto or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     7.10 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior contemporaneous oral or written understandings and agreements as to the subject matter thereof. This Agreement may be amended only by written amendment fully signed by authorized representatives of both parties. All terms, conditions, or provisions, which may appear as pre-printed language or otherwise be inserted within any purchase order, for any products shall be of no force and effect.

     7.11 No Agency, No Joint Venture - Independent Contractors. Both parties shall act as independent contractors under the terms of this Agreement. Neither party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other party for any purpose. Neither party shall be entitled to enter into any contract in the name of or on behalf of the other party, nor shall either party be entitled to pledge the credit of the other party in any way or hold itself out as having authority to do so.

     7.12 Assignment. Except for assignments and delegations to the acquiring company or entity in connection with a disposition of substantially all the assets or business of a party (whether by merger, sale or otherwise), any attempted assignment of the rights or delegation of the duties under this Agreement will be void without the prior written consent of the non-assigning or non-delegating party.

     7.13 Interpretation. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

     7.14 Confidential Information. The parties acknowledge and agree that the terms of the Non-Disclosure Agreement dated August 21, 2007 between the parties applies to all confidential information, including all trade secrets, proprietary data or other confidential material, learned or received by the parties in connection with the transactions contemplated by this Agreement.

     7.15 Counterpart. This Agreement may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Agreement may be delivered by facsimile and a facsimile of this Agreement shall be binding as an original.

SECURED DIGITAL APPLICATIONS, INC.        COLLIER CONSULTING INC.


By:  /s/ Patrick Soon-Hock Lim            By: /s/ Ron Collier
   ----------------------------              ----------------------------

Title: Chairman & Chief Executive         Title: Vice President
       Officer

Date:  October 27, 2007                   Date:  October 27, 2007
     --------------------------                --------------------------

                                  ATTACHMENT 1
                                  ------------


================================================================================

                     EYSTAR SOS-01 Technical Specifications
================================================================================
Weight                     80 grams (battery included)
================================================================================
Dimensions                 79.50 x 47.50 x 25.00 (mm)
================================================================================
                           EGSM900: TX880-915MHz, RX 925-960MHz
                           DCS1800: TX 1710-1785MHz, RX 1805-1880MHz
Bandwidth                  GSM850: TX824-849MHz, RX 869-894MHz
                           GSM1900: TX1850-1910MHz, RX 1930-1990MHz
================================================================================
Maximum                    EGSM900, GSM850: 33 dBm(2W)
RF Output Power            GSM1800, GSM1900: 30 dBm(1W)
================================================================================
Resistance                 50_
================================================================================
Transmission Speed         Circuit switched 4.8/ 9.6 kbps
================================================================================
GPS Module                 SiRF Star III
================================================================================
Frequency                  L1, 1575.42mhz
================================================================================
Channels                   20
================================================================================
Position Accuracy          10 meters CEP without SA
================================================================================
Speed Accuracy             0.1 meters/second, without SA
================================================================================
Coordinate System          WGS-84
================================================================================
Hot Start                  < 6 Seconds average
================================================================================
Warm Start                 < 38 Seconds average
================================================================================
Cold Start                 < 60 Seconds average
================================================================================
Speed                      Max. 515meters / second _1000 knots_
================================================================================
Buttons                    6 Buttons: Answer, Quick Dial * 2, Park, SOS, Power
================================================================================
LED                        5 LED: Charging, GPS, GSM, Park, SOS
================================================================================
USB                        Mini USB PORT for charge and connect to PC.
================================================================================
Working Voltage            Rechargeable Li-ion battery3.7V 1000mAh ,5 V Input
================================================================================
Standby Mode               12 hours
================================================================================
Operating Mode             8 hours
================================================================================
Housing                    Plastic
================================================================================
Operation Temperature      -20(degree)C to +55(degree)C
================================================================================
Storage Temperature        -30(degree)C to +70(degree)C
================================================================================
Humidity                   0~95%, non-condensing
================================================================================

                                  ATTACHMENT 2
                                  ------------

                                      Price



Unit Price                                  :        US$[**]

Total Purchase Price for [**] Units         :        US$16,000,000.00